UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2019

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

612 Main Street, Emlenton, Pennsylvania	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act Of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 8, 2019, The Farmers National Bank of Emlenton (the “Bank”), the wholly owned national bank subsidiary of Emclaire Financial Corp (the “Corporation”), entered into amendments (the “Amendments”) to existing Supplemental Executive Retirement Plan Agreements (the “SERPs”) with William C. Marsh, Chairman, President and Chief Executive Officer of the Corporation and the Bank, Jennifer A. Roxbury, Secretary of the Corporation and Senior Vice President and Chief Operating Officer of the Bank, and Amanda L. Engles, Treasurer and Chief Financial Officer of the Corporation and Senior Vice President and Chief Financial Officer of the Bank. The Amendments adjust the amounts payable pursuant to the SERPs to reflect each the executive’s current salary levels.

The SERPs are non-qualified defined benefit plans and are unfunded. The SERPs have no assets, and the benefits payable under the SERPs are not secured. The SERP participants are general creditors of the Bank in regards to their vested SERP benefits. The SERPs provide for retirement benefits upon reaching age 65, and the participants become vested in their benefits up until their normal retirement age. Upon attaining normal retirement age, Mr. Marsh. Ms. Roxbury and Ms. Engles would be entitled to receive an annual payment of $110,000, $56,500 and $45,000, respectively, payable in equal monthly installments each year for a 20-year period under the SERPS, as amended.

Each of the SERPs provide that in the event of a change in control of the Corporation or the Bank (as defined in the agreements), the executive will receive their supplemental retirement benefits in a lump sum payment if the change in control occurs before the executive’s employment is terminated and before the executive reaches normal retirement age. If a change in control had occurred on February 8, 2019, Mr. Marsh, Ms. Roxbury and Ms. Engles would have been entitled to lump sum payments of $870,644, $380,259 and $14,389, respectively. Such payments could be limited if they are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.

The SERPs prohibit the executives from competing against the Bank or soliciting customers or employees of the Bank for a period of three years following a termination of employment if such termination occurs prior to a change in control. If the executives are still employed at the time of a change in control, the SERPs impose non-compete and non-solicitation provisions on Ms. Roxbury and Ms. Engles for a period of six months following the change in control. An existing employment agreement imposes non-compete and non-solicitation provisions on Mr. Marsh for a period of 12 months following a change in control.

For additional information, reference is made to the SERPs and the Amendments included as Exhibits 10.1 through 10.6 hereto, which are incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and William C. Marsh, dated as of November 18, 2015 (1)

10.2	Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Jennifer A. Roxbury, dated as of November 18, 2015

10.3	Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Amanda L. Engles, dated as of November 15, 2017 (2)

10.4	First Amendment dated as of February 8, 2019 to the Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and William C. Marsh, dated as of November 18, 2015

10.5	First Amendment dated as of February 8, 2019 to the Amended and Restated Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Jennifer A Roxbury, dated as of November 18, 2015

10.6	First Amendment dated as of February 8, 2019 to the Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Amanda L. Engles, dated as of November 15, 2017

(1)	Incorporated by reference to the Corporation’s Current Report on Form 8-K dated November 18, 2015.
(2)	Incorporated by reference to the Corporation’s Current Report on Form 8-K dated November 15, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: February 11, 2019	By:	/s/William C. Marsh
William C. Marsh
President and Chief Executive Officer

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